As filed with the Securities and Exchange Commission on February 24, 2006

Registration No. 333-122984

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0539570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21/F Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong

(Address of principal executive offices)

MAN SANG HOLDINGS, INC. 1996 STOCK OPTION PLAN

(Full title of the plan)

Cheng Chung Hing, Ricky

Chairman, President and Chief Executive Officer

Man Sang Holdings, Inc.

21/F Railway Plaza, 39 Chatham Road South, Tsimshatsui

Kowloon, Hong Kong

(852) 2317-5300

(Name, address and telephone number, including area code, of agent for service)

______________________

Copies to:

MAURICE HOO Paul Hastings Janofsky & Walker 22/F Bank of China Tower 1 Garden Road, Central Hong Kong (852) 2867-1288

______________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered(1	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2	Amount of Registration Fee
Common Stock, par value $0.001 per share, pursuant to options granted and subsequently exercised under the Man Sang Holdings, Inc. 1996 Stock Option Plan	522,500	$5.79	$3,025,275	$323.70(3)
TOTAL	522,500		$3,025,275	$323.70(3)

(1)

Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares registered hereby as the result of any future stock split, stock dividend or similar adjustment of the Company’s outstanding common stock.

(2)

Estimated pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based upon a share price of $5.79, which was the average of the high price ($5.81) and the low price ($5.77) of the Company’s common stock as reported by the American Stock Exchange on February 21, 2006.

(3)	The Registration Fee was paid on February 25, 2005 in connection with the original filing of the Registration Statement on Form S-8.

PURPOSE OF AMENDMENT

Man Sang Holdings, Inc., a Nevada corporation (the “Company”), previously filed a Registration Statement on Form S-8 (File No. 333-122984) with the Securities and Exchange Commission (the “Commission”) on February 25, 2005 (the “Registration Statement”) for the purpose of registering (i) 700,000 shares of our common stock, par value $0.001 per share, subject to outstanding options under the Man Sang Holdings, Inc. 1996 Stock Option Plan (the “Plan”) and (ii) 1,200,000 shares of our common stock, par value $0.001 per share, reserved but not subject to outstanding options, under the Plan. As a result of a five-for-four stock split on August 5, 2005, the shares of our common stock originally registered under the Registration Statement have been adjusted to 875,000 and 1,500,000 shares of our common stock, respectively. In addition, the 875,000 shares of our common stock subject to outstanding options under the Plan originally registered under the Registration Statement have been issued pursuant to the subsequent exercise of those options under the Plan. Our common stock, par value $0.001 per share, shall hereinafter be referred to as the “Common Stock”.

This Post-Effective Amendment No. 1 to the Registration Statement includes a resale prospectus prepared pursuant to Instruction C of the General Instructions to Form S-8 and in accordance with the requirements of Part I of Form S-8 under the Securities Act of 1933, as amended (“Resale Prospectus”). This Resale Prospectus may be used for reoffers or resales made on a delayed or continuous basis in the future, as provided by Rule 415, of shares of common stock of the Company acquired by the selling stockholders named in the Resale Prospectus, as participants in the Plan, prior to or after the date of this Post-Effective Amendment No. 1 to the Registration Statement. The Registration Statement is not otherwise amended or superseded by this Post-Effective Amendment No. 1.

RESALE PROSPECTUS

MAN SANG HOLDINGS, INC.

21/F Railway Plaza, 39 Chatham Road South, Tsimshatsui

Kowloon, Hong Kong

(852) 2317-5300

SHARES OF COMMON STOCK

This Resale Prospectus relates to the offer and sale of up to 522,500 shares of Common Stock (such Common Stock, the “Resale Common Stock”), from time to time by the selling stockholders identified beginning on page 9 of this Resale Prospectus or by their permitted transferees. The Resale Common Stock has been issued to the selling stockholders under the Plan.

Our Common Stock is traded on the American Stock Exchange (“AMEX”) under the symbol “MHJ.”

We will not receive any of the proceeds from the sales by the selling stockholders. The Resale Common Stock may be sold from time to time by the selling stockholders either directly in private transactions, or through one or more brokers or dealers on AMEX, or any other market or exchange on which the common stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable.

Upon any sale of the Resale Common Stock by a selling stockholder and participating agents, brokers, dealers or market makers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended, and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

No underwriter is being utilized in connection with this offering. We will pay all expenses incurred in connection with this offering and the preparation of this Resale Prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS RESALE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Resale Prospectus is February 24, 2006.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	3
INFORMATION INCORPORATED BY REFERENCE	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
RISK FACTORS	5
USE OF PROCEEDS	8
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	10
EXPERTS	10
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	11
SIGNATURES	16

You should only rely on the information incorporated by reference or provided in this Resale Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Resale Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Resale Prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or such supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file proxy statements and annual, quarterly and special reports with the Commission. You may read and copy this information, for a copying fee, at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for more information on the operation of the Public Reference Room. Our Commission filings are also available to the public for a fee from commercial document retrieval services and free of charge at the web site maintained by the Commission at http://www.sec.gov. We also provide access to these reports on our web site at www.man-sang.com. Information on our web site is not incorporated by reference in this Resale Prospectus.

Our Common Stock is traded on the American Stock Exchange and, therefore, the information we file with the Commission may also be inspected at the offices of the American Stock Exchange, located at 86 Trinity Place, New York, NY 10006.

We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register with the Commission the resale of the shares of the Common Stock described in this Resale Prospectus. This Resale Prospectus is part of that registration statement, and provides you with a general description of the shares of the Common Stock being registered, but does not include all of the information you can find in the registration statement or the exhibits. You should refer to the registration statement and its exhibits for more information about us, and the shares of Common Stock being registered.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this Resale Prospectus, which means that we can disclose important information to you by referring to another document filed separately by us with the Commission. The information incorporated by reference is deemed to be part of this Resale Prospectus, except for information superseded by this prospectus. This Resale Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission as of their respective filing dates. These documents contain important information about us and our finances.

(1)          Annual Report on Form 10-K for the fiscal year ended March 31, 2005, filed on June 28, 2005;

(2)          Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, filed on February 14, 2006;

(3)          Current Reports on Form 8-K, filed on April 18, 2005, July 22, 2005, July 25, 2005, August 5, 2005, November 23, 2005, December 29, 2005, January 13, 2006 and February 16, 2006; and

(4)          The updated description of our Common Stock, contained in our Registration Statement on Form 8-A12B, filed August 3, 2005, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we may file with the Commission in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering. Nothing in this Resale Prospectus shall be deemed to incorporate information furnished by us, but not filed with the Commission, pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Commission. Documents incorporated by reference are available from us without charge. Any person to whom this Resale Prospectus is delivered may obtain documents incorporated by reference into this

Resale Prospectus, other than exhibits to the documents unless such exhibits are specifically incorporated by reference in the documents, by requesting them in writing or by telephone from:

Man Sang Holdings, Inc.

Attention: Sonny Hung

Assistant to Chairman and Director

21/F Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon

Hong Kong

Telephone: (852) 2317-5300

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Resale Prospectus and the documents incorporated by reference herein contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risk Factors.” In addition, we operate in a competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. You should carefully consider the following information about risks, together with other information contained in this Resale Prospectus, before making an investment decision. Additional risks and uncertainties not known to us or that we now believe to be immaterial could also impair our business. If any of the following risks actually occur, our business, results of operations, financial condition and liquidity could be adversely affected. Accordingly, the following risks, among others risks detailed below, could materially affect the likelihood that the Company will achieve its objectives and expectations: (i) the Company may not continue to obtain a stable supply of pearls in the quantities, of the quality and on terms required by the Company; (ii) there may be a substantial change in climate and environmental conditions at the source regions of pearls that could have material effect on the supply and pricing of pearls; (iii) customer’s choice of pearls vis-à-vis other precious stones and metals may change adversely; (iv) low or negative growth in the economies or the financial markets of our customers, particularly in the Hong Kong, United States and Europe, may occur to reduce discretionary spending on goods that might be perceived as “luxuries” (v) there may be a substantial adverse change in the foreign exchange relationship between U.S. dollar, the Hong Kong, Japanese Yen, and the Renminbi; (vi) there may be increase in tax burden of subsidiaries of the Company operating in the People’s Republic of China (“PRC”); and (vii) there may be substantial adverse change in the real estate market conditions in the PRC and in Hong Kong. As a result of these risks, the market price of the Common Stock could decline, and you may lose all or a part of your investment in the Common Stock.

Sources of Pearl Supply

The principal raw materials used by the Company and its direct or indirect subsidiaries (the “Group”) are pearls. As pearl is a commodity and its value is subject to prevailing market conditions, it is a customary practice in the pearl market that buyers and sellers of pearls do not normally enter into any long term contracts. The Group currently does not have any fixed term purchase contracts with any pearl farmers and suppliers. The Group purchases different types of pearls from different sources around the world. With its long established history in the pearl industry, the Group has established a good relationship with pearl farmers and suppliers. The Group negotiates the purchase of pearls on an as needed basis at prevailing market prices. However, there can be no assurance that pearls will be available from its suppliers in the quantities, of the quality and on the terms required by the Group.

Climate and Environmental Conditions; Pearl Price Fluctuation

Changes in supply of pearls may have a material effect on the business of the Group. Any adverse change in climate and environmental conditions at the source regions of pearls may have an adverse effect on pearl harvesting and hence the supply of pearls.

Over the years, the Group has developed relationships with a network of suppliers to ensure a continuous supply of different types of pearls. The Group has adopted a policy of diversification of sources under which pearls are purchased from different suppliers in different countries or regions so that the Group is less susceptible to changes in raw material supply due to the changes in climate and environmental conditions at any particular source region.

The prices of pearls fluctuate according to demand and supply conditions in the market. Any significant increase in the prices of pearls may affect the profitability of the Group. Hence, the Group continues to expand its product range in order to reduce any impact of price fluctuations of any type of pearls.

Change in Consumer Preference

A change in consumer preferences from pearls to other precious stones and metals may soften demand for some of the Group’s products and may result in decreased revenues and growth. While the Group attempts to offer a diverse product range to minimize the effects of a negative change in consumer preferences, there can be no assurance that the Group’s financial performance will not be adversely affected by such a change in consumer preferences.

General State of Economy

As pearls are mainly used in jewelry which may be deemed as fashionable consumer products or perceived as “luxuries”, the demand for pearls and pearl jewelry are subject to the general state of economy of the major markets for such products, including Hong Kong, the

U.S. and Europe. There can be no assurance that the financial performance of the Group will not be adversely affected by any change in the general state of economy in the major markets that causes a decrease in discretionary spending for fashionable consumer products or “luxuries” such as pearls and pearl jewelry.

Foreign Currency Exposure

The Group makes a majority of its purchases in U.S. dollars, Hong Kong dollars, Japanese Yen and Renminbi (the “RMB”), and denominates its sales in either U.S. dollars or Hong Kong dollars. Accordingly, changes in currency exchange rates (including revaluation of the RMB) and costs of conversion between U.S. dollars, Hong Kong dollars and such other currencies may have an adverse effect on the Group’s business. These exposures may change over time as business practices evolve and could result in increased costs or reduced revenue that could impact the Group’s cash flow and operating results. Currency devaluations and unfavorable changes in international monetary and tax policies could also have a material adverse effect on the Group’s profitability.

Foreign Tax Liability

The Company’s subsidiaries operate in foreign jurisdictions, including the PRC and are subject to taxation in those jurisdictions. Any increase in foreign tax liability may have a material adverse effect on the Group’s profitability.

General Real Estate Investment Risks

The Group owns certain real estate investments. Real estate investments, like many other types of long-term investments, have historically experienced significant fluctuations in value, and specific market conditions and cycles may result in occasional or permanent reductions in the value of the Group’s investments. Property cash flows and the marketability and value of real property will depend on many factors beyond the control of the Group, including, without limitation:

•	Adverse changes in international, national, regional and local economic and market conditions;
•	Changes in interest rates or financial markets;
•	Fluctuating local real estate conditions and changes in local laws and regulations;
•	Changes or promulgation and enforcement of governmental regulations relating to land use and zoning, environmental, occupational and safety matters;
•	Changes in real estate tax rates and other operating expenses;
•	Existence of uninsured or uninsurable risks; and
•	Natural disasters, acts of war or terrorism.

Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po have Substantial Control over our Company and can Affect Decisions Made by our Stockholders

Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po beneficially own 3,750,001 and 3,687,501 shares of Common Stock, respectively, as of February 24, 2006. They control a majority of our total voting power (based on total of 6,382,582 shares of Common Stock outstanding as of February 24, 2006). In addition, they beneficially own 100,000 Series A Preferred Stock of the Company which entitles them to a fixed number of votes of 3,191,225 shares of Common Stock (subject to adjustments for stock splits, stock dividends, combinations, and the like upon occurrence of such event, if any). As a result, Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po have the requisite voting power to significantly affect certain decisions of the Company, including the power to block corporate actions such as an amendment provisions of our constitutional documents.

The Price of our Common Stock may Fluctuate Significantly, which may Result in Losses for Investors

The market price for the Common Stock has been and may continue to be volatile. For example, during the 6-month period ended February 15, 2006, the closing prices of the Common Stock as reported on AMEX ranged from a high of $7.40 per share to a low of $4.70 per share. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include and are not necessarily limited to:

•	actual or anticipated variations in operating results from guidance provided by us;
•	announcements relating to strategic relationships or acquisitions;
•	changes in financial estimates or other statements by securities analysts or research firms;
•	changes in general economic conditions; and
•	changes in the economic performance and/or market valuations of other competitors.

Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts at some time in the future, and our stock price could decline as a result.

SARS, Avian Flu and other diseases

The outbreak of severe acute respiratory syndrome, or SARS, in the Asia Pacific region in 2003 had a negative effect in the economies of that region. A similar epidemic or outbreak of SARS or other highly contagious disease in the Asia Pacific region, such as the recent outbreak of avian flu in parts of Asia, could adversely affect economic activities, performance and operations of the Group.

Other Risks

We have attempted to identify material risk factors currently affecting our business and company. However, additional risks that we do not yet know of, or that we currently think are immaterial, may occur or become material. These risks could impair our business operations or adversely affect revenues, cash flow or profitability.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Common Stock by the selling stockholders pursuant to this Resale Prospectus. All proceeds from the sale of the Resale Common Stock by the selling stockholders will be for the account of such selling stockholder. We have, however, received the exercise price of options at the time of their exercise. Such proceeds were contributed to working capital and were used for general corporate purposes.

SELLING STOCKHOLDERS

The following table lists the names of each selling stockholder and the number of shares of the Resale Common Stock that could be sold by him pursuant to this Resale Prospectus.

Name and Title	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Which May Be Offered (2)	Number of Shares of Common Stock Owned after the Offering	Percentage of Outstanding Common Stock after the Offering
Cheng Chung Hing, Ricky, Chairman of the Board, President, and Chief Executive Officer (3) (4)	3,750,001	302,500	3,447,501	54%
Cheng Tai Po, Vice Chairman of the Board (3) (5)	3,687,501	220,000	3,467,501	54%

(1)	The percentage of shares beneficially owned is based upon 6,382,582 shares of Common Stock outstanding as of February 24, 2006.

(2)

Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of shares of Common Stock offered shall be determined from time to time by each selling stockholder in his sole discretion.

(3)

Includes 3,437,501 shares of Common Stock of the Company owned directly and indirectly by Cafoong Limited. As of February 24, 2006, Cafoong Limited owns directly 1,697,344 shares of Common Stock of the Company and indirectly owns 1,740,157 shares of Common Stock of the Company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of Common Stock of the Company. Because Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners and to share the voting and dispositive powers of 3,437,501 shares of Common Stock of the Company which are owned, directly or indirectly, by Cafoong Limited.

(4)	On November 22, 2005, Cheng Chung Hing, Ricky exercised his options to purchase 312,500 shares of Common Stock of the Company.

(5)	On November 22, 2005, Cheng Tai Po exercised his options to purchase 250,000 shares of Common Stock of the Company.

PLAN OF DISTRIBUTION

The shares of Resale Common Stock may be sold from time to time by the selling stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Resale Common Stock may be sold by one or more of the following, without limitation:

(a)           a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)          purchases by a broker or dealer as principal and resale by such broker or dealer or for its account pursuant to the Resale Prospectus, as supplemented;

(c)         an exchange distribution in accordance with the rules of such exchange; and

(d)          ordinary brokerage transactions and transactions in which the broker solicits purchasers.

The selling stockholder and sales to and through other broker-dealers or agents that participate with the selling stockholder in the sale of the shares of Resale Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of Resale Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

In addition, any securities covered by this Resale Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Resale Prospectus, as supplemented. From time to time, the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith. Sales may also take place from time to time through brokers pursuant to pre-arranged sales plans intended to qualify under Commission Rule 10b5-1.

There is no assurance that the selling stockholder will sell all or any portion of the shares of the Resale Common Stock covered by this Resale Prospectus.

All expenses of registration of the Resale Common Stock, other than commissions and discounts of underwriters, dealers or agents, shall be borne by us. As and when we are required to update this Resale Prospectus, we may incur additional expenses.

LEGAL MATTERS

The validity of the Common Stock issuable under the Plan has been passed upon for us by Lionel Sawyer & Collins, Nevada, U.S.A., filed as exhibit 5.1 to the Registration Statement on Form S-8 dated February 25, 2005, and incorporated herein by reference.

EXPERTS

The financial statements incorporated in this Resale Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2005 have been so incorporated in reliance on the report of Moores Rowland Mazars, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by the Company are hereby incorporated by reference into this Registration Statement:

(i).	Annual Report on Form 10-K for the fiscal year ended March 31, 2005, filed on June 28, 2005;

(ii).	Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, filed on February 14, 2006;

(iii).	Current Reports on Form 8-K, filed on April 18, 2005, July 22, 2005, July 25, 2005, August 5, 2005, November 23, 2005, December 29, 2005, January 13, 2006 and February 16, 2006; and

(iv).

The updated description of our Common Stock, contained in our Registration Statement on Form 8-A12B, filed August 3, 2005, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we may file with the Commission in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering. Nothing in this Resale Prospectus shall be deemed to incorporate information furnished by us, but not filed with the Commission, pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

ITEM 4.	DESCRIPTION OF COMMON STOCK.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.751 of the Nevada General Corporation Law provides that a corporation may indemnify its current and former officers, directors, employees and agents against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement and that were incurred in connection with actions, suits, or proceedings, except an action by or in the right of the corporation, in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if such person (i) has not been adjudged to be liable to the corporation; (ii) acted in good faith; (iii) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and (iv) reasonably believed that the conduct was in the best interests of the corporation.

Further, Section 78.752 of the Nevada General Corporation Law permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability that may be asserted against or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have had the power to indemnify the person against the liability under the provisions of Nevada General Corporation Law.

The Company’s Articles of Incorporation and Bylaws provide that the Company is required to indemnify, to the fullest extent provided by Section 78.751 of the Nevada General Corporation Law, any current or former director or officer who is made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person serves or served as a director or officer of the Company.

Our Articles of Incorporation include a provision that limits personal liability for a breach of fiduciary duty by any of our directors or officers. Such provision eliminates the personal liability of directors and officers for damages occasioned by a breach of fiduciary duty, except for liability based on intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of Section 78.300 of the Nevada General Corporation Law.

The Company has directors’ and officers’ insurance coverage that insures the directors and officers of the Company and its subsidiaries against certain liabilities.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Articles of Incorporation, as amended (filed as exhibit 2.1 to the Company's registration statement on Form 8-A dated June 17, 1996, and incorporated herein by reference)
4.2	Amended and Restated Bylaws (filed as exhibit 3.3 to the Company's quarterly report on Form 10-Q dated August 11, 2005)
5.1

Legal Opinion of Lionel Sawyer & Collins, P.C. regarding the legality of the Common Stock being registered (filed as exhibit 5.1 to the Registration Statement on Form S-8 dated February 25, 2005, as amended hereto, and incorporated herein by reference)

23.1	Consent of Moores Rowland Mazars
23.2

Consent of Lionel Sawyer & Collins, P.C. (included in the legal opinion filed as exhibit 5.1 to the Registration Statement on Form S-8 dated February 25, 2005, as amended hereto, and incorporated herein by reference)

24.1	Power of Attorney (contained in the signature page)
99.1	Man Sang Holdings, Inc. 1996 Stock Option Plan (filed in the Company’s Definitive Proxy Statement on Schedule 14A dated October 25, 1996 and incorporated herein by reference)

ITEM 9.	UNDERTAKINGS

A.	The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tsimshatsui, Kowloon, Hong Kong, on the 24th day of February, 2006.

MAN SANG HOLDINGS, INC.

By:     /s/ CHENG Chung Hing, Ricky

CHENG Chung Hing, Ricky

Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Cheng Chung Hing, Ricky and Au Moon Ying, Henry, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 24th day of February, 2006.

Signature	Title
/s/ CHENG Chung Hing, Ricky Cheng Chung Hing, Ricky	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ AU MoonYing, Henry Au Moon Ying, Henry	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ CHENG Tai Po Cheng Tai Po	Vice Chairman of the Board and Director
/s/ HUNG Kwok Wing, Sonny Hung Kwok Wing, Sonny	Director
/s/ LAI Chau Ming, Matthew Lai Chau Ming, Matthew	Director
/s/ WONG Gee Hang, Henry Wong Gee Hang, Henry	Director
/s/ TSUI King Chung, Francis Tsui King Chung, Francis	Director

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Articles of Incorporation, as amended (filed as exhibit 2.1 to the Company's registration statement on Form 8-A dated June 17, 1996, and incorporated herein by reference)
4.2	Amended and Restated Bylaws (filed as exhibit 3.3 to the Company's quarterly report on Form 10-Q dated August 11, 2005)
5.1

Legal Opinion of Lionel Sawyer & Collins, P.C. regarding the legality of the Common Stock being registered (filed as exhibit 5.1 to the Registration Statement on Form S-8 dated February 25, 2005, as amended hereto, and incorporated herein by reference)

23.1	Consent of Moores Rowland Mazars
23.2

Consent of Lionel Sawyer & Collins, P.C. (included in the legal opinion filed as exhibit 5.1 to the Registration Statement on Form S-8 dated February 25, 2005, as amended hereto, and incorporated herein by reference)

24.1	Power of Attorney (contained in the signature page)
99.1	Man Sang Holdings, Inc. 1996 Stock Option Plan (filed in the Company’s Definitive Proxy Statement on Schedule 14A dated October 25, 1996 and incorporated herein by reference)